EXHIBIT 23.1



                            INDEPENDENT AUDITORS' CONSENT





          The Board of Directors
          Century Telephone Enterprises, Inc.:


          We consent to incorporation by reference in the Registration Statements (No. 33-5836 and No. 33-48554) on Form S-8 of Century Telephone Enterprises, Inc. of our report dated June 24, 1994, relating to the statements of net assets available for benefits of Century Telephone Enterprises, Inc. Dollars and Sense Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1993, and related financial statement schedules as of and for the year ended December 31, 1993, which report appears in the December 31, 1993 annual report on Form 11-K of Century Telephone Enterprises, Inc. Dollars and Sense Plan.



          KPMG PEAT MARWICK

          /s/ KPMG PEAT MARWICK
          ---------------------
          Shreveport, Louisiana
          June 24, 1994



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